UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 30, 2009

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31255	59-2857021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 30, 2009, WCI Communities, Inc. (the “Company”) filed Form 12b-25, announcing that the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 could not be filed within the prescribed time period. On August 4, 2008, the Company and 126 of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court of the District of Delaware (the “Bankruptcy Court”). The reorganization cases are being jointly administered under Case No. 08-11643. The Debtors are managing their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and pursuant to the provisions of the Bankruptcy Code.

The closing of the books and the process of preparing the Company’s financial statements for the period ended December 31, 2008 is taking longer than expected due to manpower constraints, the focus of the Company’s resources on the preparation of documents and schedules related to the Company’s bankruptcy proceedings, and the length of time needed to complete detailed, updated impairment analyses. The Company intends to file its Form 10-K as soon as practicable after completion of its financial reporting process for the calendar year ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ Vivien Hastings
Name: Vivien Hastings Title: Senior Vice President

Dated: March 30, 2009